SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT — May 10, 2010
(Date of earliest event reported)
AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Commission File No. 1-13696

Delaware	31-1401455

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.
On May 10, 2010, AK Steel Corporation (“AK Steel”) announced that, as of 5:00 p.m., New York City time, on May 7, 2010 (the “Consent Date”), approximately $320.8 million in aggregate principal amount of its 7 3/4% Senior Notes due 2012 (the “Existing Notes”) had been tendered pursuant to its previously announced cash tender offer for any and all of its outstanding Existing Notes (the “Cash Tender Offer”), as described in the Offer to Purchase and Consent Solicitation Statement, dated April 26, 2010 (the “Offer to Purchase”). AK Steel has accepted for purchase all Existing Notes that were validly tendered and not withdrawn prior to the Consent Date.
Concurrently with the Cash Tender Offer, AK Steel solicited consents to certain proposed amendments to the indenture governing the Existing Notes. AK Steel has received consents from holders of approximately 63.6% of the Existing Notes as of the Consent Date. The consents are sufficient to effect the proposed amendments to the indenture governing the Existing Notes as set forth in the Offer to Purchase. The proposed amendments eliminate certain of the covenants and default provisions in the indenture. In order to effect the proposed amendments to the indenture, AK Steel executed a supplemental indenture among AK Steel, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to Fifth Third Bank), as trustee (the “Second Supplemental Indenture”). The Second Supplemental Indenture is binding on the holders of Existing Notes not purchased in the Tender Offer and is filed herewith as Exhibit 4.3.
The Cash Tender Offer and consent solicitation will expire at 11:59 p.m., New York City time, on Friday, May 21, 2010, unless extended or earlier terminated by AK Steel.
The press release announcing the results of the Cash Tender Offer and consent solicitation as of the Consent Date is attached hereto as Exhibit 99.1.
In addition, on May 11, 2010 AK Steel completed the public offering of $400,000,000 aggregate principal amount of its 7.625% Senior Notes Due 2020 (the “Notes”). The Notes are governed by an indenture, dated as of May 11, 2010 (the “Base Indenture”), supplemented by a supplemental indenture (the “First Supplemental Indenture”), among AK Steel, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee. A copy of the Base Indenture and the First Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively.
The offering of the Notes was conducted pursuant to the registration statement on Form S-3 (File No. 333-166303) filed by AK Steel and AK Steel Holding Corporation.

Item 3.03       Material Modification to Rights of Security Holders.
The information required by this item is included in Item 1.01 and incorporated herein by reference.
Item 9.01       Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.
4.3	Second Supplemental Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to Fifth Third Bank), as trustee.
99.1	Press Release issued on May 10, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION
By:	/s/ David C. Horn
David C. Horn
Secretary

Date: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.
4.3	Second Supplemental Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to Fifth Third Bank), as trustee.
99.1	Press Release issued on May 10, 2010.

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